UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2017

Xtant Medical Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Sixteenth Amendment to Amended and Restated Credit Agreement

Effective July 15, 2017, Bacterin International, Inc. (“Bacterin”), a Nevada corporation and wholly-owned subsidiary of Xtant Medical Holdings, Inc. (the “Company”), as borrower, the Company, X-Spine Systems, Inc., an Ohio corporation and wholly-owned subsidiary of the Company, and Xtant Medical, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, collectively as the guarantors, ROS Acquisition Offshore LP and OrbiMed Royalty Opportunities II, LP, entered into the Sixteenth Amendment to Amended and Restated Credit Agreement (the “Amendment”), which amended the existing Amended and Restated Credit Agreement (the “Facility”).

Prior amendments to the Facility deferred Bacterin’s accrued interest payment date for the fiscal quarter ended on December 31, 2016 until June 30, 2017. The Amendment further defers Bacterin’s accrued interest payment date for the fiscal quarter ended on December 31, 2016 until August 15, 2017, while also deferring Bacterin’s accrued interest payment date for the fiscal quarters ended on March 31, 2017 and June 30, 2017 until August 15, 2017.

The interest due on August 15, 2017 for the fiscal quarter ended on December 31, 2016 will be $1,147,329.47, plus interest accrued on such interest from January 2, 2017 until paid at a rate equal to 14% plus the higher of the LIBO Rate (as defined in the Facility) for the fiscal quarter ended on December 31, 2016, or 1%. The interest due on August 15, 2017 for the fiscal quarter ended on March 31, 2017 will be $1,139,597.47, plus interest accrued on such interest from April 1, 2017 until paid at a rate equal to 14% plus the higher of the LIBO Rate for the fiscal quarter ended on March 31, 2017, or 1%. The interest due on August 15, 2017 for the fiscal quarter ended on June 30, 2017 will be $1,169,543.56, plus interest accrued on such interest from July 1, 2017 until paid at a rate equal to 14% plus the higher of the LIBO Rate for the fiscal quarter ended on June 30, 2017, or 1%.

Omnibus Waiver

Effective July 15, 2017, ROS Acquisition Offshore LP (“ROS”), Orbimed Royalty Opportunities II, LP (“Royalty Opportunities”), Bruce Fund Inc. (“Bruce Fund”), Park West Partners International, Limited (“PWPI”), Park West Investors Master Fund, Limited (“PWIMF”) and Telemetry Securities, L.L.C (“Telemetry” and, together with ROS, Royalty Opportunities, Bruce Fund, PWPI and PWIMF, collectively, the “Holders”) entered into an Omnibus Waiver which deferred interest accrued on the Holders’ convertible promissory notes. The Holders are registered holders of convertible promissory notes (“Indenture Notes”) under the Indenture, dated as of July 31, 2015, between the Company and Wilmington Trust, National Association, as Trustee. ROS and Royal Opportunities are also the registered holders of additional convertible promissory notes (“ROS Notes” and, together with the Indenture Notes, collectively, the “Notes”) issued by the Company.

Under the Omnibus Waiver and pursuant to Section 9.02 of the Indenture and Section 10.13 of the ROS Notes, the interest due July 15, 2017 on the Notes has been deferred until August 15, 2017, to be paid in cash together with interest accrued on such interest from July 15, 2017 to the date of the payment thereof at a rate equal to 6.00% per annum plus 100 basis points. Also under the Omnibus Waiver, the Holders waived any event of default that has occurred under the Indenture or the ROS Notes as a result of the Company’s failure to pay interest accrued on the Notes on July 15, 2017.

The foregoing descriptions of the Amendment and the Omnibus Waiver do not purport to be complete and are qualified in their entirety by the full text of the Amendment and Omnibus Waiver, copies of which are filed as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Sixteenth Amendment and Waiver to Amended and Restated Credit Agreement, dated as of July 15, 2017, by and among Bacterin International, Inc., Xtant Medical Holdings, Inc., X-Spine Systems, Inc., Xtant Medical, Inc., ROS Acquisition Offshore LP and OrbiMed Royalty Opportunities II, LP.
10.2	Omnibus Waiver, dated as of July 15, 2017, by ROS Acquisition Offshore LP, OrbiMed Royalty Opportunities II, LP, Bruce Fund Inc., Park West Partners International, Limited, Park West Investors Master Fund, Limited and Telemetry Securities, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2017
XTANT MEDICAL HOLDINGS, INC.

By: /s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixteenth Amendment and Waiver to Amended and Restated Credit Agreement, dated as of July 15, 2017, by and among Bacterin International, Inc., Xtant Medical Holdings, Inc., X-Spine Systems, Inc., Xtant Medical, Inc., ROS Acquisition Offshore LP and OrbiMed Royalty Opportunities II, LP.
10.2	Omnibus Waiver, dated as of July 15, 2017, by ROS Acquisition Offshore LP, OrbiMed Royalty Opportunities II, LP, Bruce Fund Inc., Park West Partners International, Limited, Park West Investors Master Fund, Limited and Telemetry Securities, L.L.C.